W/3429844 ZENDESK, INC. Amended and Restated Zendesk, Inc. Employee Severance Plan and Summary Plan Description 1. Purpose. The purpose of this Amended and Restated Zendesk, Inc. Employee Severance Plan (this “Plan”) is to provide severance protection to designated employees of the Company and its Subsidiaries in the event of a termination of their employment in certain specified circumstances. This Plan is an “employee benefit plan,” as defined in Section 3(3) of ERISA. This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the written instrument under which this Plan is maintained and the required summary plan description for this Plan. This Plan is effective as of July 26, 2022 (the “Effective Date”). 2. Definitions. The following definitions are applicable for purposes of this Plan, in addition to the terms defined in Section 1 above: (a) “Accrued Obligations” means, for an Eligible Employee, the Eligible Employee’s (i) Annual Base Salary or Week of Pay, as applicable, otherwise payable through the Date of Termination; (ii) any bonus earned by the Eligible Employee under the Annual Bonus Plan for the most recently completed fiscal year but not paid to the Eligible Employee as of the Date of Termination; (iii) unreimbursed business expenses reimbursable under Company policies then in effect; and (iv) earned and accrued vacation pay, if applicable, to the extent not theretofore paid. (b) “Administrator” means the Company, whether or not acting through the Committee or another duly constituted committee of members of the Board, or any officer of the Company to whom the Administrator has delegated any authority or responsibility with respect to this Plan; provided that with respect to each Eligible Employee who is an executive officer of the Company, the Administrator shall be the Compensation Committee of the Board. (c) “Affiliate” means any entity controlled by, controlling or under common control with the Company. (d) “Annual Base Salary” means a salaried Eligible Employee’s annual rate of base salary (as reflected in the Company’s records). (e) “Annual Target Bonus” means the Eligible Employee’s annual target bonus opportunity as in effect under the applicable annual, short-term cash bonus plan (the “Annual Bonus Plan”) for the fiscal year in which the Date of Termination occurs (as reflected in the Company’s records, to the extent not provided to the Eligible Employee in an offer letter or other written communication). Exhibit 10.2

2 (f) “Base Hourly Rate of Pay” means an hourly Eligible Employee’s base hourly wage rate (as reflected in the Company’s records), which for the avoidance of doubt shall not include any overtime or holiday, weekend, or other premiums. (g) “Board” means the Board of Directors of the Company. (h) “Cause” means: (i) gross neglect of, or willful failure or refusal to timely perform the material duties of the Eligible Employee’s employment following written notice and a reasonable opportunity (not to exceed 30 days) to cure, if such neglect, failure or refusal is capable of being cured; (ii) a material breach of the terms of any offer letter or employment agreement between the Eligible Employee and the Company, or any other agreement (including the confidentiality agreement and/or proprietary information agreement entered into in connection with Eligible Employee’s employment) by and between the Eligible Employee and the Company which causes demonstrable injury to the Company provided that Eligible Employee has received written notice of the breach and a reasonable opportunity (not to exceed 30 days) to cure, if such breach is capable of being cured; or (iii) commission of, or plea of guilty or nolo contender to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony. (i) “Change in Control Plan” means the Company’s Change in Control Acceleration Plan, dated May 12, 2015, as amended. (j) “Change in Control Protection Period” means the period beginning on the date of the Closing and ending on the first anniversary thereof. (k) “Closing” means the completion of the transactions contemplated by that certain Merger Agreement among Zoro Bidco, Inc., Zoro Merger Sub, Inc., and the Company, dated June 24, 2022, as the same may be amended. (l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder. (m) “Committee” means the Compensation Committee of the Board, or its designee. (n) “Company” means Zendesk, Inc., a Delaware corporation and any successor that assumes the obligations of the Company under this Plan, by way of merger, acquisition, consolidation, or other transaction. (o) “Date of Termination” means, for an Eligible Employee, the Eligible Employee’s “separation from service” as defined in Treasury Regulations §1.409A-1(h), which, except as otherwise expressly provided in Section 6(f) below, for purposes of this Plan, shall not occur prior to the last day of the Notice Period. (p) “Eligible Employee” means any salaried or hourly employee (within the meaning of the Federal Labor Standards Act) of the Company, and any non-U.S.-based employee employed by a Subsidiary.

3 (q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. (r) “Good Reason” means (i) if the Eligible Employee is a participant in the Change in Control Plan, the definition of Good Reason as defined and determined under the Change in Control Plan, or (ii) if the Eligible Employee is not a participant in the Change in Control Plan, “Good Reason” means a resignation from employment on or within 30 days after a cure period of 30 days following the Eligible Employee’s Notice Date in which the Eligible Employee has provided written notice to the Company (or any successor) of any of the following circumstances, in each case occurring without the Eligible Employee’s consent: (x) the Eligible Employee’s Annual Base Salary (for salaried employees) or Base Hourly Rate of Pay (for hourly employees) and Annual Target Bonus are materially reduced or diminished (other than in connection with a reduction in the Annual Base Salary/Base Hourly Rate of Pay and Annual Target Bonus of all similarly situated employees, that is equivalent on a percentage basis), or (y) the Eligible Employee’s principal location at which the Eligible Employee is expected to work (which for the avoidance of doubt may be at a remote location from a Company property) is relocated to a location that is more than 35 miles from the then-current principal location at which the Eligible Employee is working prior to such relocation. (s) “Notice Date” means the date on which the Company or Eligible Employee, as applicable gives written notice to the other party of the intention to terminate employment due to a Qualifying Termination. (t) “Notice Pay” means the Annual Base Salary or Weeks of Pay, as applicable, paid to the Eligible Employee in respect of the Notice Period (whether paid over the Notice Period or paid in a lump sum in lieu of notice, in as permitted under applicable law). (u) “Notice Period” means the period beginning on the Notice Date and ending on the sixtieth (60th) day following the Notice Date or, for any non-U.S. Eligible Employee, such notice period required by such employee’s contract of employment or applicable statutory law, whichever is longer, during which time, subject to applicable law, the Eligible Employee may be placed on garden leave, to be available to provide such transition and other position-related services as the Eligible Employee’s supervisor may reasonably request. (v) “Qualifying Termination” means a termination of an Eligible Employee’s employment with the Company or any of its Subsidiaries that is initiated by the Company or any of its Subsidiaries without Cause or by the Eligible Employee for Good Reason. Termination due to death or disability shall not be treated as a Qualifying Termination. (w) “Release” has the meaning specified in Section 6. (x) “Severance Benefits” has the meaning specified in Section 6. (y) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period more than a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

4 (z) “Week of Pay” means (i) if the Eligible Employee is a salaried employee, then the quotient of (x) such employee’s Annual Base Salary as of the Date of Termination, divided by (y) fifty-two (52) and (ii) if the Eligible Employee is an hourly employee, then the product of (x) such employee’s Base Hourly Rate of Pay as of the Date of Termination and (y) forty (40). (aa) “Years of Service” means the total number of full years from the Eligible Employee’s adjusted date of hire (as reflected in the Company’s records for purposes of benefits generally) to the Eligible Employee’s Date of Termination (i.e. rounded down to the nearest total whole number). 3. Eligibility. An Eligible Employee shall be eligible for the Severance Benefit, subject to the terms and conditions described herein, only if he or she experiences a Qualifying Termination and is an Eligible Employee on his or her Date of Termination. 4. Administration. This Plan shall be interpreted, administered, and operated by the Administrator, which shall have complete authority, subject to the express provisions of this Plan, to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. Such authority shall include the powers to resolve ambiguities, inconsistencies, and omissions, and to correct any scrivener’s error. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such other person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Administrator shall be final, conclusive, and binding on all parties who have an interest in this Plan. 5. Accrued Obligations. Subject to the terms and conditions hereof, in the event of an Eligible Employee’s Qualifying Termination: (a) The Company or its Subsidiaries shall pay the Eligible Employee the Accrued Obligations, payable, subject to applicable law, on the dates such amounts would have been payable under the Company’s policies if the Eligible Employee’s employment had not terminated. (b) The Eligible Employee’s benefits and rights under the Company’s benefit plans shall be determined in accordance with the applicable provisions of such plans, in each case as in effect and amended from time to time. 6. Qualifying Termination. In addition to the payments and benefits set forth in Section 5, if an Eligible Employee’s termination of employment with the Company is a Qualifying Termination, the Eligible Employee shall also be entitled to receive the following payments and benefits (collectively, the “Severance Benefits”): (a) Cash Severance. A cash severance payment, which shall be paid in a lump sum within 60 days following the Date of Termination, equal to the following (as applicable): (i) Eligible Employees with a Title of Senior Vice President or Above (“SVP+”). An amount equal to (A) the product of (x) 1.0 multiplied by (y) the sum of the Eligible Employee’s Annual Base Salary and Annual Target Bonus for the year in which the Date of Termination occurs (or, if no such Annual Target Bonus has been set as of the

5 Date of Termination, the Annual Target Bonus for the immediately preceding year), minus (but not reduced below zero) (B) any Notice Pay which, prior to calculation of this amount, has been paid to the Eligible Employee and (C) statutory severance pay, where applicable; (ii) Eligible Employees with a Title of Vice President (“Vice Presidents”). An amount equal to (A) the product of (x) 0.5 multiplied by (y) the sum of the Eligible Employee’s Annual Base Salary, plus (B) one additional Week of Pay for each Year of Service, up to a maximum amount for clauses (A) and (B) together equal to the Eligible Employee’s Annual Base Salary for a full year, minus (but not reduced below zero) (C) any Notice Pay which, prior to calculation of this amount, has been paid to the Eligible Employee, and (D) statutory severance pay, where applicable; or (iii) Eligible Employees with a Title of Senior Director or Below (“All Other Eligible Employees”). An amount equal to: (A) for any salaried Eligible Employee, (I) the product of (x) 0.25 multiplied by (y) the sum of the Eligible Employee’s Annual Base Salary, plus (II) one additional Week of Pay for each Year of Service, up to a maximum amount for clauses (I) and (II) together equal to the Eligible Employee’s Annual Base Salary for a full year, minus (but not reduced below zero) (III) any Notice Pay which, prior to calculation of this amount, has been paid to the Eligible Employee and (IV) statutory severance pay, where applicable; and (B) for any hourly Eligible Employee, (I) thirteen (13) Weeks of Pay of such Eligible Employee, plus (II) one additional Week of Pay for each Year of Service, up to a maximum amount for clauses (I) and (II) together equal to fifty- two (52) Weeks of Pay, minus (but not reduced below zero) (III) any Notice Pay which, prior to calculation of this amount, has been paid to the Eligible Employee and (IV) statutory severance pay, where applicable. (b) Prorated Annual Target Bonus. For all Eligible Employees other than SVP+, an amount, which shall be paid in a lump sum within 60 days following the Date of Termination, equal to (A) the Eligible Employee’s Annual Target Bonus, multiplied by (B) a fraction, (I) the numerator of which is the number of completed months elapsed in the performance year of the Annual Bonus Plan as of the Date of Termination, and (II) the denominator of which is 12. (c) Health Care Benefits. If a U.S.-based Eligible Employee timely elects continued medical and dental benefit coverage pursuant to Section 4980B(f) of the Code, then, until the earlier of such time as the Eligible Employee becomes eligible to receive medical and dental benefits under another employer-provided plan and: (i) for SVP+, the first anniversary of the Date of Termination, (ii) for Vice Presidents, a period equal to (I) six (6) full calendar months occurring after the Date of Termination, plus (II) an additional calendar week for each Year of Service, minus (but not reduced below zero) (III) the percentage (not to exceed 100%) of the Notice Period that has expired since the Notice Date; and

6 (iii) for All Other Eligible Employees, a period equal to (I) three (3) full calendar months occurring after the Date of Termination, plus (II) an additional calendar week for each Year of Service, minus (but not reduced below zero) (III) the percentage (not to exceed 100%) of the Notice Period that has expired since the Notice Date; in each such case the Company or its Subsidiaries shall direct pay for the premiums associated with such coverage in an amount equal to the premiums that the Company or its Subsidiaries would have paid in respect of such coverage had the Eligible Employee’s employment continued during such period (so long as the Eligible Employee continues to pay his or her share of the active employee rate). (d) Equity-Based Awards. (i) During the sixty (60) day period following the Notice Date, any unvested long-term incentive awards granted prior to the Closing (including any cash- based awards which correspond to awards that, prior to the Closing, were denominated in shares of common stock of the Company) (collectively, “LTIP Awards”) that are held by the Eligible Employee on the Notice Date shall continue to vest and be settled in accordance with their terms. (ii) Upon the Date of Termination, any LTIP Awards then remaining unvested shall become vested as follows: if the Eligible Employee is a participant in the Change in Control Plan and the Date of Termination occurs (x) during the Change in Control Period, then the treatment of all such awards shall be as provided under the Change in Control Plan, or (y) other than during the Change in Control Period, then any such awards that would, by their terms as in effect immediately prior to the Date of Termination, otherwise become vested within (I) for SVPs+, (A) six (6) full calendar months occurring after and including the Date of Termination, minus (but not reduced below zero) (B) the number of days (not to exceed 60 days) that have elapsed since the Notice Date and (II) for Vice Presidents, (A) three (3) full calendar months occurring after and including the Date of Termination, minus (but not reduced below zero) (B) the number of days (not to exceed 60 days) that have elapsed since the Notice Date, in each case shall become immediately and fully vested, and subsequently settled within 60 days following the Date of Termination. (iii) For the avoidance of doubt, and except as otherwise provided under Section 6(d)(i) above, if the Eligible Employee is not a participant in the Change in Control Plan, then any LTIP Awards that remain unvested as of the Date of Termination will be forfeited without further vesting or payment on such date. (e) Outplacement Services. For all Eligible Employees other than SVP+, the Company or its Subsidiaries shall, at its sole expense as incurred, provide the Eligible Employee with reasonable outplacement services for six (6) months after the Date of Termination, the provider and scope of which shall be selected by the Company or its Subsidiaries in its sole discretion. (f) Pay in Lieu of Notice. Notwithstanding anything set forth in this Plan to the contrary, nothing in this Plan shall prevent the Company or any of its Subsidiaries from terminating

7 the services of any Eligible Employee prior to the expiration of the Notice Period (an “Early Termination”). Upon the occurrence of an Early Termination, (i) the term “Date of Termination” as used under this Plan shall be deemed to refer to the date of such Early Termination and (ii) any then unpaid Notice Pay shall be paid in a lump sum within 60 days following the Date of Termination. (g) Certain Severance Benefits Subject to a Release of Claims. The Severance Benefits that are greater than that to which an Eligible Employee is entitled under statute shall only be paid or provided, as applicable, if the Eligible Employee executes and does not revoke a separation agreement and release of claims in the form customarily used by the Company or its Subsidiaries (the “Release”) within the time period specified therein, and if no such time period is specified therein, then within sixty (60) days following the Date of Termination, which Release will include, among other provisions, an affirmation of compliance with those restrictive covenants set forth in the Eligible Employee’s Confidentiality & Invention Agreement or employment agreement, as applicable. For the avoidance of doubt, none of the Eligible Employee’s continued employment and receipt of compensation and benefits during the Notice Period (nor, for Eligible Employees outside of the U.S., the benefits provided under Section 6(d) above), shall be conditioned upon the Eligible Employee’s execution and non-revocation of the Release. 7. Other Provisions Applicable to the Severance Benefit. (a) Non-Duplication of Severance Benefits and Statutory Benefits. No notice pay or other similar payments required to be paid under the Worker Adjustment and Retraining Notification Act of 1988 (or any successor or similar law) shall be paid in addition to the Notice Pay and other benefits to be provided during the Notice Period. For the avoidance of doubt, if the Eligible Employee is entitled to any notice, severance, separation, termination indemnity, or other similar payments and benefits under any non-U.S. law or custom outside the U.S., the Notice Pay and other benefits to be provided during the Notice Period and the Severance Benefits shall be reduced, on a dollar-for-dollar basis, by the amount of such payments and benefits otherwise provided in such non-U.S. jurisdiction. (b) No Duty to Mitigate; No Offset. In no event shall an Eligible Employee be obligated to take any action by way of mitigation of the amounts payable to such Eligible Employee under any of the provisions of this Plan, and payments and benefits payable or to be provided under this Plan shall not be offset by amounts earned from another employer. (c) Deferrals Included in Base Pay and Annual Target Bonus. All references in this Plan to Annual Base Salary, Base Hourly Rate of Pay, Week of Pay, and Annual Target Bonus, as applicable, mean such amount before reduction pursuant to any plan or other arrangement for deferral of compensation (including any tax-qualified retirement plan). (d) Transfers of Employment. Anything in this Plan to the contrary notwithstanding, a transfer of employment from the Company to an Affiliate or vice versa shall not be considered a termination of employment for purposes of this Plan.

8 8. Special Rules for Compliance with Section 409A of the Code. This Section 8 serves to ensure compliance with applicable requirements of Section 409A of the Code. If the terms of this Section 8 conflict with other terms of this Plan, the terms of this Section 8 shall control. (a) General Compliance. All payments that may be made and benefits that may be provided pursuant to this Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code and this Plan shall be interpreted accordingly. In addition to the foregoing provisions, the terms of this Plan, including any authority of the Company and rights of the Eligible Employee that constitute a deferral of compensation subject to Section 409A of the Code, shall be limited to those terms permitted under Section 409A of the Code without resulting in a tax penalty to Eligible Employee, and any terms not so permitted under Section 409A of the Code shall be modified and limited to the extent necessary to avoid tax under Section 409A of the Code but only to the extent that such modification or limitation is permitted under Section 409A of the Code. The Company and its employees and agents make no representation and are providing no advice regarding the taxation of the payments and benefits under this Plan, including with respect to taxes, interest, and penalties under Section 409A of the Code and similar liabilities under state and local tax laws. No indemnification or gross-up is payable under this Plan with respect to any such tax, interest, or penalty under Section 409A of the Code or similar liability under state or local tax laws applicable to any Eligible Employee. (b) Six (6)-Month Delay Rule. If an Eligible Employee is a “specified employee” (as determined by the Administrator or its designee in accordance with Treasury Regulations § 1.409A-1(i)) as of his or her Date of Termination, then the Severance Benefit shall be subject to the six (6)-month delay rule of Section 409A of the Code(a)(2)(B)(i) to the extent required by Section 409A of the Code (determined after taking into account the “short-term deferral” rule in Treasury Regulations § 1.409A-1(b)(4), the “two-year, two-time” rule described in Treasury Regulations § 1.409A-1(b)(9), and any other available exception from such requirements). Each payment that is subject to such six (6)-month delay rule shall be made, without interest, on the later of (i) the Company’s first payroll date that is at least six (6) months after the Eligible Employee’s Date of Termination (or, if earlier, as soon as practicable after the Eligible Employee’s death) or (ii) the date when such payment would otherwise be due under the terms of the Plan. Each installment in a series of payments or benefits shall be deemed a separate payment for purposes of Section 409A of the Code. 9. Claims Procedures. (a) Initial Claims. An Eligible Employee who believes he or she is entitled to a payment under this Plan that has not been received may submit a written claim for benefits under this Plan within sixty (60) days after the Eligible Employee’s Date of Termination. Claims shall be addressed and sent to: Zendesk, Inc. 989 Market St. San Francisco, CA 94103 Attn: Chief People Officer

9 If the Eligible Employee’s claim is denied, in whole or in part, the Eligible Employee will be furnished with written notice of the denial within ninety (90) days after the Administrator’s receipt of the Eligible Employee’s written claim, unless special circumstances require an extension of time for processing the claim, in which case the decision period may be extended by up to an additional ninety (90) days. If such an extension of time is necessary, written notice of the extension will be furnished to the Eligible Employee before the termination of the initial ninety (90)-day period and will describe the circumstances requiring the extension and the date by which a decision is expected to be rendered. Written notice of the denial of the Eligible Employee’s claim will contain the following information: (i) the reason or reasons for the denial of the Eligible Employee’s claim; (ii) references to the Plan provisions on which the denial of the Eligible Employee’s claim was based; (iii) a description of any additional information or material required by the Administrator to reconsider the Eligible Employee’s claim (to the extent applicable) and an explanation of why such material or information is necessary; and (iv) a description of this Plan’s review procedures and time limits applicable to such procedures, including a statement of the Eligible Employee’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review. (b) Appeal of Denied Claims. If the Eligible Employee’s claim is denied, the Eligible Employee (or his or her authorized representative) may file a request for review of the claim in writing with the Administrator. This request for review must be filed no later than sixty (60) days after the Eligible Employee has received written notification of the denial. (i) Such request for review may include any comments, documents, records and other information relating to his or her claim for benefits. (ii) The Eligible Employee has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records and other information that is relevant to his or her claim for benefits. (iii) The review of the denied claim will take into account all comments, documents, records and other information that the Eligible Employee submitted relating to his or her claim, without regard to whether such information was submitted or considered in the initial denial of his or her claim. (c) Administrator’s Response to Appeal. The Administrator will notify the Eligible Employee of its decision within sixty (60) days after the Administrator’s receipt of the Eligible Employee’s written claim for review; provided that the Administrator may extend the review period by up to sixty (60) additional days, if the Administrator notifies the Eligible Employee in writing of the need for an extension (and the reason therefor) before the end of the

10 initial sixty (60)-day period. If the Administrator makes an adverse decision on appeal, the Administrator shall communicate its decision in a writing that includes: (i) the reason or reasons for the denial of the Eligible Employee’s appeal; (ii) reference to the Plan provisions on which the denial of the Eligible Employee’s appeal is based; (iii) a statement that the Eligible Employee is entitled to receive, upon request and free of charge, reasonable access to, and copies of, this Plan and all documents, records and other information relevant to his or her claim for benefits; and (iv) a statement describing the Eligible Employee’s right to bring an action under Section 502(a) of ERISA. (d) Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (i) no claimant shall be permitted to commence any arbitration or legal action to recover benefits or to enforce or clarify rights under this Plan or under any provision of law until these claims procedures have been exhausted in their entirety; (ii) failure to submit a claim, appeal, or any required information by the applicable deadline under these claims procedures shall result in forfeiture of the benefits being claimed; (iii) in any arbitration or legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law; and (iv) no legal action or arbitration may be commenced by the Eligible Employee later than one hundred eighty (180) days subsequent to the date of the written response of the Administrator to an Eligible Employee’s request for review pursuant to Section 9(b). 10. Statement of ERISA Rights. (a) Eligible Employees are entitled to certain rights and protections under ERISA. ERISA provides that all Eligible Employees shall be entitled to: (i) Receive Information about This Plan and Benefits Hereunder. • Examine, without charge, at the Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the

11 Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration. • Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series) and any updated summary plan description. The Administrator may make a reasonable charge for the copies. • Receive a summary of the Plan’s annual financial report, if any. The Administrator is required by law to furnish each Eligible Employee with a copy of this summary annual report. (ii) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of the Eligible Employees and their beneficiaries. No one, including any employer, may fire an Eligible Employee or otherwise discriminate against an Eligible Employee in any way to prevent the Eligible Employee from obtaining a benefit under this Plan or exercising the Eligible Employee’s rights under ERISA. (iii) Enforce Rights. If an Eligible Employee’s claim for a benefit under this Plan is denied or ignored, in whole or in part, the Eligible Employee has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps the Eligible Employee can take to enforce the above rights. For instance, if the Eligible Employee requests a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, the Eligible Employee may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay the Eligible Employee up to $110 a day until the Eligible Employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If the Eligible Employee has a claim for benefits that is denied or ignored, in whole or in part, the Eligible Employee may file suit in a state or federal court. In addition, if the Eligible Employee disagrees with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, the Eligible Employee may file suit in federal court. If it should happen that plan fiduciaries misuse the Plan’s money, or if the Eligible Employee is discriminated against for asserting the Eligible Employee’s rights, the Eligible Employee may seek assistance from the U.S. Department of Labor, or the Eligible Employee may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Eligible Employee is successful the court may order the individual or entity the Eligible Employee has sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds the Eligible Employee’s claim is frivolous. (iv) Assistance with Questions. If an Eligible Employee has any questions about the Plan, the Eligible Employee should contact the Administrator. If an

12 Eligible Employee has any questions about this statement or about the Eligible Employee’s rights under ERISA, or if an Eligible Employee needs assistance in obtaining documents from the Administrator, the Eligible Employee should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the Eligible Employee’s telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. The Eligible Employee may also obtain certain publications about the Eligible Employee’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. 11. Miscellaneous. (a) Assignment; Non-transferability. No right of an Eligible Employee to any payment or benefit under this Plan shall be subject to assignment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Employee or of any beneficiary of the Eligible Employee. The terms and conditions of this Plan shall be binding on the successors and assigns of the Company. (b) Funding. The Company or its Subsidiaries shall pay benefits from its general assets. No specific amount shall be set aside in advance for this purpose. Eligible Employees shall be unsecured general creditors of the Company or its Subsidiaries for purposes of benefits due hereunder. (c) Withholding. The Company or its Subsidiaries shall have the right to deduct from all payments hereunder all taxes that the Company or its Subsidiaries determine are required by law to be withheld therefrom. Regardless of the amount withheld, the recipient of payments, benefits, or other income (including imputed income) under the Plan shall be solely responsible for all taxes owed with respect to such payments, benefits, and other income. (d) No Right to Employment; Employment At Will. Nothing in this Plan shall be construed as giving any individual the right to be retained in the employment of the Company or its Subsidiaries, nor shall it affect the right of the Company or its Subsidiaries to dismiss an Eligible Employee without any liability except as required by this Plan. Nothing contained in this Plan shall modify a U.S.-based employee’s at will employment relationship with the Company. This Plan is not a contract of employment between the Company or its Subsidiaries and any employee. (e) Amendment and Termination. The Company, by action of the Administrator, reserves the right to amend or terminate this Plan at any time, without advance notice to any Eligible Employee and without regard to the effect of the amendment or termination on any Eligible Employee or on any other individual. Any amendment or termination of this Plan will be in writing. Notwithstanding the foregoing, the Company may not, without an Eligible Employee’s written consent, terminate this Plan, or amend this Plan in any way that adversely affects the rights of any Eligible Employee who has previously experienced a Qualifying Termination. Any action of the Company in amending or terminating this Plan will be taken in a non-fiduciary capacity.

13 (f) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. If any provision hereof shall be held by a court or arbitrator of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. (g) Arbitration. To the fullest extent permitted by law, any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Plan (including the Release, except as specifically provided in the Release) or its enforcement, performance, breach or interpretation, shall be resolved by final, binding, and confidential arbitration held in the state and county where the Eligible Employee principally worked immediately prior to the Eligible Employee’s termination and conducted through Judicial Arbitration & Mediation Services (“JAMS”) in accordance with the then-current JAMS Employment Arbitration Rules & Procedures (and no other JAMS rules). Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Nothing in this Section 11(g) is intended to prevent either the Eligible Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrator, the Company and the Eligible Employee hereby consent to the jurisdiction of the courts in the State of California. The Company and the Eligible Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such courts’ jurisdiction and any defense of inconvenient forum with respect to such courts. The Company and the Eligible Employee hereby agree that a judgment upon an award rendered by the arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This Section 11(g) shall not apply to any claims of violation of any federal or state employment discrimination laws. (h) Complete Statement of Plan. This Plan document contains a complete statement of the Plan’s terms and supersedes all prior statements with respect to the Plan’s terms; provided, however, that notwithstanding the terms set forth in this Plan, participants in the Change in Control Plan shall continue to receive benefits under such plan to the extent that receiving such benefits does not result in the duplication of benefits under this Plan or the Change in Control Plan. No other evidence, whether written or oral, shall be taken into account in interpreting the provisions of the Plan. In the event of a conflict between a provision in this Plan document and any booklet, brochure, presentation, or other communication (whether written or oral), the provision of this Plan document shall control. (i) Non-Duplication of Benefits. Except as explicitly provided otherwise, to the extent that an Eligible Employee is entitled to severance payments and benefits upon termination of employment pursuant to the Company’s Change in Control Plan or any other change in control or severance agreements or arrangements, the Eligible Employee shall be entitled to Severance Benefits under this Plan only to the extent that they exceed the Eligible Employee’s entitlements under such other plan, agreement, or arrangement.

14 * * * *

15 ADMINISTRATIVE INFORMATION REQUIRED BY ERISA Plan Sponsor and Administrator, including address and telephone: Zendesk, Inc. 989 Market St. San Francisco, CA 94103 Attn: Chief People Officer INSERT PHONE Name and address of person designated as agent for service of process: Zendesk, Inc. 989 Market St. San Francisco, CA 94103 Attn: General Counsel Basis on which Plan records are kept: Calendar year: January 1 to December 31 Type of Plan: Unfunded welfare benefit severance plan Plan Number: [●] EIN: [●]